                                                                    EXHIBIT 10.9

                                                                        Draft of
                                                                  January 8,2003

================================================================================

                             DISTRIBUTION AGREEMENT

                                      AMONG

                               CENTEX CORPORATION,

                              CAVCO INDUSTRIES, LLC

                                       AND

                             CAVCO INDUSTRIES, INC.

                                   DATED AS OF

                                  May 30, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                                                             PAGE
ARTICLE I. DEFINITIONS................................................................................         2
         SECTION  1.1. Certain Definitions............................................................         2
         SECTION  1.2. Other Defined Terms............................................................         6

ARTICLE II. PRELIMINARY TRANSACTIONS..................................................................         7
         SECTION  2.1. Regulatory Filings and Related Actions.........................................         7
         SECTION  2.2. Nasdaq National Market Application.............................................         8
         SECTION  2.3. Business Separation............................................................         8
         SECTION  2.4. Internal Distributions.........................................................         9
         SECTION  2.5. Resignations...................................................................         9
         SECTION  2.6. Ancillary Agreements...........................................................        10
         SECTION  2.7. Restated Cavco Charter and Restated Cavco Bylaws...............................        10

ARTICLE III. THE DISTRIBUTION.........................................................................        10
         SECTION  3.1. Record Date and Distribution Date..............................................        10
         SECTION  3.2. Distribution Agent.............................................................        10
         SECTION  3.3. Delivery of Certificates.......................................................        10
         SECTION  3.4. The Distribution...............................................................        11
         SECTION  3.5. Fractional Shares..............................................................        11

ARTICLE IV. ACCESS TO INFORMATION.....................................................................        11
         SECTION  4.1. Provision of Corporate Records.................................................        11
         SECTION  4.2. Access to Information..........................................................        11
         SECTION  4.3. Litigation Cooperation.........................................................        12
         SECTION  4.4. Reimbursement..................................................................        13
         SECTION  4.5. Treatment of Records...........................................................        13
         SECTION  4.6. Confidentiality................................................................        13

ARTICLE V. CERTAIN OTHER AGREEMENTS...................................................................        14
         SECTION  5.1. Intercompany Accounts..........................................................        14
         SECTION  5.2. Further Assurances and Consents................................................        14

ARTICLE VI. INDEMNIFICATION AND OTHER MATTERS.........................................................        14
         SECTION  6.1. Assumed Liabilities, Exculpation and Indemnification by Cavco..................        14
         SECTION  6.2. Exculpation and Indemnification by Centex......................................        15
         SECTION  6.3. Specific Indemnification Issues................................................        16
         SECTION  6.4. Notice and Payment of Claims...................................................        17
         SECTION  6.5. Defense of Third-Party Claims..................................................        17

ARTICLE VII...........................................................................................        18
         SECTION  7.1. Conditions.....................................................................        18

ARTICLE VIII. DISPUTE RESOLUTION......................................................................        19
         SECTION  8.1. Application....................................................................        19
         SECTION  8.2. Initial Discussions............................................................        20
         SECTION  8.3. Appeal to Higher Management....................................................        20
         SECTION  8.4. Mediation......................................................................        20
         SECTION  8.5. Arbitration....................................................................        20

ARTICLE IX. MISCELLANEOUS.............................................................................        22
         SECTION  9.1. Notices........................................................................        22
         SECTION  9.2. Interpretation.................................................................        22
         SECTION  9.3. Amendments; No Waivers.........................................................        23
         SECTION  9.4. Successors and Assigns.........................................................        23
         SECTION  9.5. Governing Law..................................................................        23
         SECTION  9.6. Counterparts; Effectiveness....................................................        23
         SECTION  9.7. Entire Agreement...............................................................        24
         SECTION  9.8. Severability...................................................................        24
         SECTION  9.9. Termination....................................................................        24
         SECTION  9.10. Survival......................................................................        24

SECTION  9.11. Expenses...............................................................................        24

EXHIBITS

Exhibit A     --    Form of Administrative Services Agreement
Exhibit B     --    Form of Agreement to Assign Trademark Rights and Limited
                    Consent to Use Centex Trademarks
Exhibit C     --    Form of Tax Sharing Agreement

                             DISTRIBUTION AGREEMENT

      This DISTRIBUTION AGREEMENT, dated as of May 30, 2003 (this "Agreement") is entered into by and among CENTEX CORPORATION, a Nevada corporation ("Centex"), CAVCO INDUSTRIES, LLC, a Delaware limited liability company ("Cavco LLC"), and CAVCO INDUSTRIES, INC., a Delaware corporation ("Cavco" and, together with Cavco LLC, the "Cavco Parties");

                              W I T N E S S E T H:

      WHEREAS, the Board of Directors of Centex has determined that it is in the best interests of Centex and its shareholders to separate the businesses currently conducted by Cavco LLC from the other businesses conducted by Centex and its Subsidiaries (as hereinafter defined);

      WHEREAS, in furtherance of the foregoing, Centex intends to cause (i) certain intellectual property held in the name of Centex to be transferred to Cavco and (ii) Cavco LLC to be merged with and into Cavco;

      WHEREAS, upon the consummation of the transactions described above and subject to the fulfillment of the conditions set forth herein, Centex intends to effect the distribution (the "Distribution") of all of the outstanding shares of common stock, par value $.01 per share, of Cavco (the "Cavco Common Stock") on a pro rata basis to the holders of shares of common stock, par value $.25 per share, of Centex (the "Centex Common Stock") as of the Record Date (as hereinafter defined);

      WHEREAS, Centex and Cavco intend for the Distribution to qualify as a tax-free transaction under the Internal Revenue Code of 1986, as amended (the "Code");

      WHEREAS, Centex and Cavco desire to set forth herein certain terms and provisions governing the principal transactions to be effected in connection with the Distribution; and

      WHEREAS, Centex and Cavco propose to enter into the Ancillary Agreements (as hereinafter defined) in order to set forth certain terms and provisions governing the relationship between the parties in connection with and after the Distribution;

      NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained from the performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      SECTION 1.1. Certain Definitions. The following terms, as used herein, have the following meanings:

            "AAA Holdings" means AAA Holdings, Inc., a Delaware corporation and an indirect wholly owned Subsidiary of Centex.

            "AAA Sub" means a Delaware limited liability company to be formed as a wholly owned Subsidiary of AAA.

            "Action" means any suit, action, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any arbitrator or Governmental Entity or similar Person or body.

            "Administrative Services Agreement" means the Administrative Services Agreement to be entered into on or before the Distribution Date between Cavco and Centex Service Company, which shall be substantially in the form of Exhibit A hereto, with such changes therein as Cavco and Centex Service Company shall mutually agree.

            "Affiliate" has the meaning assigned to such term in Rule 12b-2 of the Exchange Act; provided, however, that Centex and Cavco shall not be deemed to be Affiliates of each other for purposes of this Agreement.

            "Ancillary Agreements" means all agreements, certificates, deeds, instruments, assignments and other written arrangements (other than this Agreement) entered into between Centex and Cavco in connection with the transactions contemplated hereby, including the Administrative Services Agreement, the Intellectual Property Agreement and the Tax Sharing Agreement.

            "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized or required by law to close in New York, New York.

            "Cavco Business" means the businesses of manufacturing and selling manufactured homes, park model homes and commercial structures as conducted by

Cavco LLC and its Subsidiaries prior to the Merger and as the same is to be conducted by Cavco and its Subsidiaries after the Merger.

            "Cavco Group" means (i) prior to the Merger Date, Cavco LLC and its Subsidiaries and their respective successors and (ii) after the Merger Date, Cavco and its Subsidiaries and their respective successors, but in each case excludes Centex and its Subsidiaries.

            "Cavco Group Liabilities" means the following Liabilities (including Liabilities arising out of any litigation): (a) the Liabilities arising from or related to the ownership, operation or conduct of the Cavco Business or the use, possession or enjoyment of the assets used in connection therewith at any time prior to or on the Distribution Date, (b) all other Liabilities of the Cavco Group expressly contemplated by the Transaction Agreements as Liabilities of or to be assumed by Cavco or any member of the Cavco Group and (c) all other Liabilities that would be reflected as liabilities or obligations on a balance sheet dated as of the Distribution Date relating solely to the Cavco Business. Notwithstanding the foregoing, (i) Liabilities arising from or relating to the Transferred Intellectual Property shall be deemed "Cavco Group Liabilities" and
(ii) Liabilities arising from or relating to the Excluded Plants shall not be deemed "Cavco Group Liabilities."

            "Centex Business" means the businesses of home building, investment real estate, financial services, construction products and construction services and all other businesses conducted by the Centex Group.

            "Centex Group" means Centex and its Subsidiaries and their respective successors, but excludes any members of the Cavco Group.

            "Centex Group Liabilities" means all Liabilities of Centex or any other member of the Centex Group (including Liabilities arising out of any litigation), except for the Cavco Group Liabilities.

            "Centex Service Company" means Centex Service Company, a Nevada corporation and an indirect wholly owned Subsidiary of Centex.

            "Commission" means the Securities and Exchange Commission.

            "Contract" means any agreement, lease, license, contract, treaty, note, mortgage, indenture, franchise, permit, concession, arrangement or other obligation.

            "CREC" means Centex Real Estate Corporation, a Nevada corporation and an indirect wholly owned Subsidiary of Centex.

            "Damages" means, with respect to any Person, any and all damages (including punitive and consequential damages if not otherwise expressly excluded), losses, Liabilities, fines, costs and expenses incurred or suffered by such Person (including all expenses of investigation, all reasonable attorneys' and expert witnesses' fees and all other out-of-pocket expenses incurred in connection with any Action or threatened Action).

            "Distribution Agent" means Mellon Investor Services L.L.C.

            "Distribution Date" means the date and time as of which the Distribution shall be effected, which shall be determined by, or under the authority of, the Board of Directors of Centex.

            "Distribution Ratio" means .05 shares of Cavco Common Stock for each share of Centex Common Stock outstanding as of the Record Date.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Excluded Plants" means (i) the manufacturing plant previously owned by Cavco LLC located in Seguin, Texas and (ii) the manufacturing facility previously leased by Cavco LLC located in Belen, New Mexico, which in each case have been transferred and distributed to a wholly owned indirect Subsidiary of Centex.

            "Finally Determined" means, with respect to any Action, threatened Action or other matter, that the outcome or resolution of that Action, threatened Action or other matter either (i) has been decided through binding arbitration or by a Governmental Entity of competent jurisdiction by judgment, order, award or other ruling or (ii) has been settled or voluntarily dismissed by the parties pursuant to the dispute resolution procedure set forth in Article VIII or otherwise and, in the case of each of clauses (i) and (ii), the claimants' rights to maintain that Action, threatened Action or other matter have been finally adjudicated, waived, released, discharged, barred or extinguished or the judgment, order, ruling, award, settlement or dismissal (whether mandatory or voluntary, but if voluntary the dismissal must be final, binding and with prejudice as to all claims specifically pleaded in that Action, threatened Action or other matter) resolving the same is subject to no further appeal, vacatur proceeding or discretionary review.

            "Form 10" means the registration statement on Form 10 filed by Cavco with the Commission in order to effect the registration of Cavco Common Stock pursuant to Section 12(g) of the Exchange Act, as the same may be supplemented and amended from time to time.

            "Governmental Entity" means any federal, state, local or foreign government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational.

            "Group" means the Cavco Group or the Centex Group, as the context requires.

            "Information Statement" means the information statement to be mailed to each holder of record of Centex Common Stock as of the Record Date in connection with the Distribution.

            "Intellectual Property Agreement" means the Agreement to Assign Trademark Rights and Limited Consent to Use Centex Trademarks to be entered into on or before the Distribution Date between Centex and Cavco, which shall be substantially in the form of Exhibit B hereto, with such changes thereto as Centex and Cavco shall mutually agree.

            "International" means Centex International, Inc., a Nevada corporation and a direct wholly owned Subsidiary of Centex.

            "IRS" means the Internal Revenue Service.

            "Law" means any applicable federal, state, local or foreign law, statute, ordinance, directive, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

            "Liability" or "Liabilities" means any and all claims, debts, liabilities, assessments, costs, deficiencies, charges, demands, fines, penalties, damages, losses, disgorgements and obligations of any kind, character or description (whether absolute, contingent, matured, not matured, liquidated, unliquidated, accrued, known, unknown, direct, indirect, derivative or otherwise) whenever arising, including all costs, interest and expenses relating thereto (including all expenses of investigation, all reasonable attorneys' and expert witnesses' fees and all other out-of-pocket expenses in connection with any Action or threatened Action) and expressly including any of the foregoing arising from the negligence or other misconduct of an Indemnified Party.

            "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

            "Record Date" means the close of business on the date determined by the Board of Directors of Centex (or by a committee of such Board of Directors or any other Person acting under authority duly delegated to that committee or Person by the Board of Directors of Centex or a committee of such Board of Directors) as the record date for determining the holders of record of Centex Common Stock entitled to receive the Distribution.

            "Restated Cavco Bylaws" means the restated Bylaws of Cavco, which shall be in such form as the Board of Directors of Cavco reasonably determines with the approval of Centex.

            "Restated Cavco Charter" means the restated Certificate of Incorporation of Cavco, which shall be in such form as the Board of Directors of Cavco reasonably determines with the approval of Centex.

            "Subsidiary" means, with respect to any Person, (i) any corporation of which at least a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors are directly or indirectly owned or controlled by such Person and its Subsidiaries, (ii) any partnership of which such Person or one of its Subsidiaries is a general partner or as to which such Person and its Subsidiaries are entitled to receive at least a majority of the assets upon the liquidation thereof or (iii) any limited liability company of which such Person or one of its Subsidiaries is a manager (or is entitled as a member to exercise management rights over the conduct of the business of such limited liability company) or as to which such Person and its Subsidiaries are entitled to receive at least a majority of the assets upon the liquidation thereof.

            "Tax Returns" has the meaning set forth in the Tax Sharing
Agreement.

            "Tax Sharing Agreement" means the Tax Sharing Agreement to be entered into on or before the Distribution Date between Centex and its Affiliates and Cavco, which shall be substantially in the form attached as Exhibit C hereto, with such changes thereto as Centex and Cavco shall mutually agree.

            "Taxes" has the meaning set forth in the Tax Sharing Agreement.

            "Transaction Agreements" means this Agreement and the Ancillary Agreements.

      SECTION 1.2. Other Defined Terms. Each of the terms set forth below has the meaning set forth in the provision set forth opposite such term:

            TERM                                                      SECTION
            ----                                                      -------
AAA                                                                Section 8.5(b)
Agreement                                                          Preamble
Cavco                                                              Preamble
Cavco Common Stock                                                 Recitals
Cavco Damages                                                      Section 6.2(b)

            TERM                                                      SECTION
            ----                                                      -------
Cavco Indemnifiable Liabilities                                    Section 6.1(a)
Cavco Indemnitees                                                  Section 6.2(a)
Cavco Licenses                                                     Section 2.3(c)
Cavco LLC                                                          Preamble
Cavco Parties                                                      Preamble
Centex                                                             Preamble
Centex Common Stock                                                Recitals
Centex Damages                                                     Section 6.1(b)
Centex Indemnifiable Liabilities                                   Section 6.2(a)
Centex Indemnitees                                                 Section 6.1(a)
Code                                                               Recitals
Corporate Records                                                  Section 4.1
Distribution                                                       Recitals
Indemnified Party                                                  Section 6.4(a)
Indemnifying Party                                                 Section 6.4(a)
Merger                                                             Section 2.3(b)
Merger Date                                                        Section 2.3(a)
Transferred Intellectual Property                                  Section 2.3(a)

                                   ARTICLE II.

                            PRELIMINARY TRANSACTIONS

            SECTION 2.1. Regulatory Filings and Related Actions.

            (a) Centex and Cavco have prepared, and Cavco has filed with the Commission, the Form 10, which includes the Information Statement as an exhibit thereto. Each of Centex and Cavco shall use commercially reasonable efforts to cause the Form 10 to become effective under the Exchange Act as promptly as reasonably practicable after the date upon which it is filed with the Commission.

            (b) Centex and Cavco have prepared the Information Statement. Centex shall, if required by law, file the Information Statement with the Commission. As promptly as practicable after the Form 10 has become effective, Centex shall mail the Information Statement to the holders of record of Centex Common Stock as of the Record Date.

            (c) Each of Centex and Cavco shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of states or other jurisdictions within the United States in connection with the Distribution and the other transactions contemplated hereby.

      SECTION 2.2. Nasdaq National Market Application. Centex and Cavco have prepared and filed with the National Association of Securities Dealers, Inc., an application for the Cavco Common Stock to be admitted for quotation on the Nasdaq National Market. Each of Centex and Cavco shall use commercially reasonable efforts to cause such application to be approved so that the Cavco Common Stock is admitted for quotation on the Nasdaq National Market prior to the Distribution Date.

      SECTION 2.3. Business Separation.

            (a) Prior to the date and time at which the Merger is consummated (the "Merger Date"), Centex shall grant, assign, contribute, convey, transfer and deliver to Cavco all intellectual property rights that are identified in the Intellectual Property Agreement as being transferred to Cavco (the "Transferred Intellectual Property").

            (b) Prior to the Distribution Date, Centex shall cause Cavco LLC to be merged with and into Cavco, with Cavco being the sole surviving entity in the merger (the "Merger"). As a result of the Merger, (i) Cavco LLC shall cease to exist, (ii) Cavco shall succeed to all of the properties, assets, rights and entitlements of Cavco LLC and shall be subject to all of its Liabilities and
(iii) the total number of outstanding shares of Cavco Common Stock shall be increased to equal the product of the Distribution Ratio and the number of shares of Centex Common Stock outstanding on the Record Date.

            (c) Centex and the Cavco Parties shall use commercially reasonable efforts to cooperate in transferring to Cavco all licenses, permits and authorizations that relate to the Cavco Business (the "Cavco Licenses") but that are held in the name of Centex or any other member of the Centex Group or any of their respective employees, officers, directors, stockholders, agents or otherwise (or, in the case of any Cavco Licenses that are held in the name of Centex or any other member of the Centex Group or any of their respective employees, officers, directors, stockholders, agents or otherwise that are not transferable under applicable Law, obtaining new licenses, permits and authorizations from the relevant Governmental Entities in the name of Cavco to replace such Cavco Licenses). In the event any such transfer of the Cavco Licenses (or the grant of any new licenses, permits and authorizations to replace such Cavco Licenses) cannot be effected prior to the Distribution Date, Centex shall, except as prohibited by applicable Law, allow Cavco to operate the Cavco Business under such Cavco Licenses until such transfer can be effected (or new licenses, permits and authorizations are granted by the relevant Governmental Entities).

            (d) Centex and the Cavco Parties shall use commercially reasonable efforts to have Centex and any other member of the Centex Group released, on or prior to the Distribution Date or as soon as practicable thereafter, as a guarantor in respect of any guarantees of any Cavco Group Liabilities.

            (e) It is the intention of the parties that all material transactions contemplated by this Section 2.3 shall be consummated prior to or on the Distribution Date; provided, however, that, to the extent that any such transactions shall not have been consummated prior to or on the Distribution Date, Centex and Cavco shall cooperate to effect such transactions as promptly as practicable after Distribution Date. Nothing contained in this Agreement shall be deemed to require the transfer of any properties, assets, rights or entitlements, the assumption of any Liabilities or the release of guarantees which, by their terms or by operation of Law, cannot be transferred, assumed or released; provided, however, that Centex and the Cavco Parties shall cooperate to seek to obtain any necessary consent or approval for any transfer, assumption or release contemplated by this Section 2.3. In the event that any such transfer, assumption or release has not been consummated as of the Distribution Date, then, from and after the Distribution Date, the party who retains the applicable asset or Liability or who is not able to obtain a release of the applicable guarantee shall hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto), shall retain such Liability for the account of the party by whom such Liability is to be assumed or shall hold the other parties harmless against the guarantee to be released, as the case may be, and take such other action as may be reasonably requested by the party to whom such asset is to be transferred, from whom such liability is to be assumed or for the benefit of whom such guarantee is to be released, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such asset been transferred, such liability assumed or such guarantee released as contemplated hereby. As and when any such asset becomes transferable, such liability becomes assumable or such release is obtainable, the transfer, assumption or release thereof shall be effected forthwith by the parties hereto.

      SECTION 2.4. Internal Distributions. Immediately after the Merger Date, Centex shall cause (i) AAA Holdings to distribute all of the outstanding shares of Cavco Common Stock to CREC, (ii) CREC to distribute all of the outstanding shares of Cavco Common Stock to International and (iii) International to distribute all of the outstanding shares of Cavco Common Stock to the Corporation.

      SECTION 2.5. Resignations. Centex shall cause all of its directors, officers and employees who will be officers or employees of the Centex Group from and after the Distribution Date (as designated by Centex) to resign, effective as of the Distribution Date, from all positions as directors, officers or employees of Cavco or any its Subsidiaries; provided, however, that Mr. Laurence E. Hirsch, who is an executive officer and Chairman of the Board of Directors of Centex, shall not resign his position as a member of the Board of Directors of Cavco. Cavco shall cause all of its directors, officers and employees who will be officers and employees of Cavco or any of its Subsidiaries after the Distribution Date (as jointly designated by Centex and Cavco) to resign, effective as of the Distribution Date, from all positions as officers or employees of Centex or any member of the Centex Group in which they serve.

      SECTION 2.6. Ancillary Agreements. Prior to or on the Distribution Date,
(i) Centex shall cause Centex Service Company to, and Cavco shall, enter into the Administrative Services Agreement, (ii) Centex and Cavco shall enter into the Intellectual Property Agreement and (iii) Centex, on behalf of itself and its Affiliates, and Cavco shall enter into the Tax Sharing Agreement.

      SECTION 2.7. Restated Cavco Charter and Restated Cavco Bylaws. Prior to or on the Distribution Date, (i) Cavco and Centex shall take such action as is required to adopt the Restated Cavco Charter and (ii) Cavco shall take such action as is required to adopt the Restated Cavco Bylaws. ARTICLE III.

                                  ARTICLE III.

                                THE DISTRIBUTION

      SECTION 3.1. Record Date and Distribution Date. Subject to the fulfillment of the conditions set forth in Section 7.1, the Board of Directors of Centex (or a duly authorized committee thereof) shall, in the manner provided for under applicable Law, declare the Distribution and establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution.

      SECTION 3.2. Distribution Agent. Prior to or on the Distribution Date, Centex shall enter into an agreement with the Distribution Agent providing for, among other things, the delivery to the holders of Centex Common Stock as of the Record Date of certificates evidencing the shares of Cavco Common Stock included in the Distribution.

      SECTION 3.3. Delivery of Certificates. Prior to the Distribution Date, Centex shall deliver to the Distribution Agent, for the benefit of the holders of Centex Common Stock as of the Record Date, a stock certificate or certificates, representing all of the outstanding shares of Cavco Common Stock to be owned by Centex as of the Distribution Date. After the Distribution Date, Cavco shall, upon request of the Distribution Agent, provide to the Distribution Agent any additional certificates representing shares of Cavco Common Stock that the Distribution Agent shall require to effect the Distribution.

      SECTION 3.4. The Distribution. Subject to the terms and conditions hereof, Centex shall instruct the Distribution Agent to distribute, on or as soon as practicable after the Distribution Date, to each holder of record of Centex Common Stock as of the Record Date a number of shares of Cavco Common Stock equal to the result obtained by multiplying the Distribution Ratio by the number of shares of Centex Common Stock held by such holder as of the Record Date. Such distribution shall be effected by the mailing of stock certificates to such holders or, if practicable, by book-entry transfer. All of the shares of Cavco Common Stock issued in the Distribution shall have been duly authorized and shall be fully paid and nonassessable.

      SECTION 3.5. Fractional Shares. Notwithstanding anything to the contrary contained in this Article III, no fractional shares of Cavco Common Stock shall be distributed in the Distribution. The parties shall direct the Distribution Agent to determine the number of fractional shares of Cavco Common Stock allocable to each holder of record of Centex Common Stock as of the Record Date. After the Distribution Date, upon the determination by the Distribution Agent of such number of fractional shares, the Distribution Agent, acting on behalf of the holders thereof, shall sell such fractional shares for cash on the open market at the then-prevailing market prices and shall disburse to each holder entitled thereto, in lieu of any fractional share, without interest, that holder's ratable share of the proceeds of that sale, after making appropriate deductions of the amounts required, if any, to be withheld for United States federal income tax purposes, and to repay expenses of the Distribution Agent in connection with such sale.

                                   ARTICLE IV.

                              ACCESS TO INFORMATION

      SECTION 4.1. Provision of Corporate Records. Except as otherwise specifically set forth in the Transaction Agreements, as soon as practicable after the Distribution Date, each Group shall deliver to the other Group all documents, Contracts, books, records and data (including minute books, stock registers, stock certificates and documents of title) (collectively, "Corporate Records") in its possession relating primarily to the other Group or its business, assets and affairs; provided, however, that if any such documents, Contracts, books, records or data relate to both Groups or their businesses, assets and affairs, each such Group shall provide to the other Group true and complete copies of such documents, Contracts, books, records or data. Data stored in electronic form shall be provided in the format in which it existed at the Distribution Date, except as otherwise specifically set forth in the Transaction Agreements.

      SECTION 4.2. Access to Information. From and after the Distribution Date, each Group shall afford to the other Group and its accountants, counsel and other designated representatives reasonable access during normal business hours to all personnel, documents, Contracts, books, records, computer data and other data in such Group's possession relating to the other Group or the business and affairs of such other Group (other than data and information subject to an attorney-client or other privilege that is not specifically subject to the provisions of this Article IV), insofar as such access is reasonably required by such other Group for a reasonable and appropriate purpose, including for audit, accounting, regulatory compliance and disclosure and reporting purposes.

      SECTION 4.3. Litigation Cooperation. From and after the Distribution Date:

            (a) Each Group shall use all reasonable efforts to make available to the other Group and its accountants, counsel and other designated representatives, upon written request, its current and former directors, officers, employees and representatives as witnesses, and shall otherwise cooperate with the other Group, to the extent reasonably required in connection with any Action or threatened Action arising out of either Group's business and operations in which the requesting party may from time to time be involved, except for any action in which one Group is asserting a claim against or seeking relief from the other Group and except to the extent that there is a conflict of interest in the Action or threatened Action between the requesting Group and itself.

            (b) Each Group shall promptly notify the other Group, upon its receipt or the receipt by any of its members, of a request or requirement (by written questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or other similar processes) that relates to the business and operations of the other Group that could reasonably be regarded as calling for the inspection or production of any documents or other information in its possession, custody or control. Each Group shall assert and maintain, or cause its members to assert and maintain, any applicable claim to privilege, immunity, confidentiality or protection in order to protect such documents and other information from disclosure, and shall seek to condition any disclosure that may be required on such protective terms as may be appropriate. No Group may voluntarily waive, undermine or fail to take any action reasonably necessary to preserve an applicable privilege without the prior written consent of the affected party (or any affected Group member or Affiliates of any such party) except, in the opinion of such party's counsel, as required by law.

            (c) Each Group shall enter into such joint defense agreements with the other Group, in customary form, as Centex and Cavco shall determine are necessary, appropriate or advisable.

      SECTION 4.4. Reimbursement. Except to the extent that any member of one Group is obligated to indemnify any member of the other Group under Article VI for such cost or expense, each Group providing information or witnesses to the other Group, or otherwise incurring any expense in connection with cooperating, under Sections 4.1, 4.2 or 4.3, shall be entitled to receive from the recipient thereof, upon the presentation of reasonably detailed invoices therefor, payment for all out-of-pocket costs and expenses that may reasonably be incurred in providing such information, witnesses or cooperation.

      SECTION 4.5. Treatment of Records. Except as otherwise required by law or agreed to in writing, upon compliance with the requirements set forth in Section 4.1, each of Centex and Cavco shall, and shall cause the members of its respective Group to, destroy or otherwise dispose of any photocopies or similar reproductions of all Corporate Records provided to, or relating primarily to, the other Group or its business, assets and affairs; provided, however, that prior to any such destruction, the other party shall be provided the opportunity to take possession of such records if it so desires. Any Corporate Records received by any member of one Group after the Distribution Date and relating primarily to the other Group or its business, assets or affairs shall promptly be delivered to such other Group, and retained, in accordance with the procedures set forth in Section 4.1 and this Section 4.5. Notwithstanding the foregoing, there shall be no requirement for Centex or Cavco, or any members of their respective Groups, to destroy or otherwise dispose of any Corporate Records (or photocopies or similar reproductions thereof) to the extent that such Corporate Records relate to its business, assets and affairs.

      SECTION 4.6. Confidentiality. Except as may be more specifically addressed in any Transaction Agreement, each party shall hold, and shall cause its consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, all confidential or proprietary information concerning the other party hereto furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of the party to which it was furnished or (iii) independently developed by the receiving party), and each party shall not release or disclose such information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this
Section 4.6.

                                   ARTICLE V.

                            CERTAIN OTHER AGREEMENTS

      SECTION 5.1. Intercompany Accounts. Except as otherwise specifically set forth in any of the Transaction Agreements, all intercompany loan balances, accounts receivable and accounts payable between any member of one Group and any member of another Group in existence at the Distribution Date shall be settled and paid in full, in cash or other immediately available funds, by the party or parties owing such obligations as soon as practicable (but in no event more than 60 calendar days) after the Distribution Date. If, at any time after the Distribution Date, either party receives payments belonging to the other party, the recipient shall promptly account for and remit said payment to the other party.

      SECTION 5.2. Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in the Transaction Agreements, each of Centex and Cavco shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement. Centex and Cavco agree to enter into and execute such additional documents as may be reasonably necessary, proper or advisable to effect the transactions contemplated by the Transaction Agreements.

                                   ARTICLE VI.

                        INDEMNIFICATION AND OTHER MATTERS

      SECTION 6.1. Assumed Liabilities, Exculpation and Indemnification by
Cavco.

      (a) From and after the Distribution Date, Cavco shall, without any further responsibility or liability of, or recourse to, Centex or any Affiliate of Centex or any of their respective directors, stockholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees (collectively, the "Centex Indemnitees"), absolutely and irrevocably assume and be solely liable and responsible for the Cavco Group Liabilities. Neither Centex nor any of the Centex Indemnitees shall be liable to Cavco or any Affiliate of Cavco or any of their respective directors, stockholders, officers, employees, agents, consultants, customers, representatives, successors, transferees or assignees for any reason whatsoever on account of (i) any Cavco Group Liabilities or (ii) any Liabilities arising from the breach by Cavco of any of its obligations under this Agreement; provided that Centex shall remain liable to Cavco for any breach by Centex of any of its obligations under this Agreement. The matters with respect to which Cavco assumes liability pursuant to clauses (i) and (ii) above are referred to herein as the "Cavco Indemnifiable Liabilities."

      (b) Cavco shall indemnify, save and hold harmless each of the Centex Indemnitees from and against all (i) all Cavco Indemnifiable Liabilities and
(ii) except as otherwise provided in the Transaction Agreements, all Liabilities that are or are alleged to be related to, arising from, or associated with the ownership, operation or conduct of the Cavco Business or the use, possession or enjoyment of the assets used in connection therewith at any time after the Distribution Date (all of which are collectively called the "Centex Damages"). In addition, if Centex so elects in its sole discretion, Cavco shall defend any or all of the Centex Indemnities in any Action in which any Centex Damages are asserted against any Centex Indemnitees.

      (c) Centex Damages with respect to which, but only to the extent that, any proceeds are received by Centex, or by any of its Affiliates, from any third party insurance policy (and are non-reimbursable by Centex under any self insurance policy), shall not be the subject of indemnification under this Agreement.

      SECTION 6.2. Exculpation and Indemnification by Centex.

      (a) Centex shall, without any further responsibility or liability of, or recourse to, Cavco or any Affiliate of Cavco or any of their respective directors, stockholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees (collectively, the "Cavco Indemnitees"), absolutely and irrevocably be solely liable and responsible for the Centex Group Liabilities. Neither Cavco nor any of the other Cavco Indemnitees shall be liable to Centex or any Affiliate of Centex or any of their respective directors, stockholders, officers, employees, agents, consultants, customers, representatives, successors, transferees or assignees for any reason whatsoever on account of (i) any Centex Group Liabilities or (ii) any Liabilities arising from the breach by Centex of any of its obligations under this Agreement; provided that Cavco shall remain liable to Centex for any breach by Cavco of any of its obligations under this Agreement. The matters with respect to which Centex retains liability pursuant to clauses (i) and (ii) above are referred to herein as the "Centex Indemnifiable Liabilities."

      (b) Centex shall indemnify, save and hold harmless each of the Cavco Indemnitees from and against (i) all Centex Indemnifiable Liabilities and (ii) except as otherwise provided in the Transaction Agreements, all Liabilities that are or are alleged to be related to, arising from, or associated with the ownership, operation or conduct of the Centex Businesses or the use, possession or enjoyment of the assets used in connection therewith at any time after the Distribution Date, other than the Cavco Indemnifiable Liabilities (all of which are collectively called the "Cavco Damages"). In addition, if Cavco so elects in its sole discretion, Centex shall defend any or all of the Cavco Indemnities in any Action in which any Cavco Damages are asserted against any Cavco Indemnitees.

      (c) Cavco Damages with respect to which, but only to the extent that, any proceeds are received by, or on behalf of, Cavco or by any of its Affiliates, from any third party insurance policy (and are non-reimbursable under any self insurance policy), shall not be the subject of indemnification under this Agreement.

      SECTION 6.3. Specific Indemnification Issues.

      (a) It is the express intention of the parties hereto that each party to be indemnified pursuant to this Article VI shall be indemnified and held harmless from and against all Damages as to which indemnity is provided for hereunder, NOTWITHSTANDING THAT ANY SUCH DAMAGES ARISE OUT OF OR RESULT FROM THE ORDINARY, STRICT, SOLE, OR CONTRIBUTORY NEGLIGENCE, OR THE STRICT LIABILITY (OR OTHER LIABILITY WITHOUT FAULT) OF SUCH PARTY AND REGARDLESS OF WHETHER ANY OTHER PARTY (INCLUDING ANOTHER PARTY TO THIS AGREEMENT) IS OR IS NOT ALSO NEGLIGENT OR OTHERWISE LIABLE WITH RESPECT TO THE MATTER IN QUESTION.

      (b) It is acknowledged that after the Distribution Date the parties will have negotiated business relationships, which relationships will be described in the Contracts, agreements and other documents entered into in the normal course of business. Such documents may include agreements by the parties and their Affiliates and Subsidiaries to supply, after the Distribution Date, materials, products and services and to lease facilities, tangible and intangible property. Such business relationships shall not be subject to the indemnity provisions hereof, unless the parties expressly agree to the contrary in the agreements governing such relationships.

      (c) Except as otherwise provided herein, in the event an Action is brought by a third party in which the liability as between Centex and Cavco is Finally Determined to be joint or in which the entitlement to indemnification hereunder is not determinable, the parties shall negotiate in good faith in an effort to agree, as between Centex and Cavco, on the proper allocation of liability or entitlement to indemnification, as well as the proper allocation of the costs of any joint defense or settlement pursuant to Section 6.5, all in accordance with the provisions of, and the principles set forth in, this Agreement. In the absence of any such agreement, such allocation of liability or entitlement to indemnification, and such allocation of costs, shall be subject to ultimate resolution between Centex and Cavco pursuant to Article IX.

      SECTION 6.4. Notice and Payment of Claims.

      (a) If any party to this Agreement or a person entitled to indemnification under this Agreement (an "Indemnified Party") determines that it is or may be entitled to a defense or indemnification by Centex or Cavco, as the case may be (the "Indemnifying Party"), under this Agreement, the Indemnified Party shall deliver promptly to the Indemnifying Party a written notice and demand for indemnification, specifying the basis for the claim for indemnification, the nature of the claim, and, if known, the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. The Indemnifying Party shall have 30 days from receipt of such notice in which to:
(w) assume the defense of such litigation or claim; (x) pay the claim in immediately available funds; (y) reserve its rights pending negotiations under
Section 6.5 or (z) object in accordance with Section 6.4(b). This 30-day period may be extended by express agreement of the parties.

      (b) An Indemnifying Party may object to, or reserve its rights with respect to, the claim for indemnification set forth in any notice delivered by the Indemnified Party pursuant to Section 6.4(a) so long as it acts in good faith and with a reasonable basis for its belief that it is not obligated to indemnify the Indemnified Party.

      SECTION 6.5. Defense of Third-Party Claims.

      (a) If the Indemnified Party's claim for Indemnification is based, under this Agreement, on an Action, judicial or otherwise, brought by a third party, and the Indemnifying Party does not object under Section 6.4(b), the Indemnifying Party may, participate in the defense of such Action and may assume the defense of such Action with counsel satisfactory to the Indemnified Party if
(i) the Indemnified Party agrees to assumption thereof by the Indemnifying Party or (ii) the Indemnifying Party shall have confirmed in writing (without reservation or qualification) its obligation to provide indemnification for the liability asserted in such action. If the Indemnified Party shall reasonably conclude that its interests in such Action are materially different from those of the Indemnifying Party or that it may have defenses that are different from or in addition to those available to the Indemnifying Party, the Indemnified Party may use separate counsel to protect such interests and assert such defenses and otherwise participate in the defense of such Action. If the Indemnifying Party shall assume the defense with counsel satisfactory to the Indemnified Party, the Indemnifying Party shall not be liable for any legal expenses (other than investigation expenses) subsequently incurred by the Indemnified Party, unless the Indemnified Party shall have employed separate counsel in accordance with the preceding sentence.

      (b) The Indemnifying Party shall pay to the Indemnified Party in immediately available funds the amounts for which the Indemnified Party is entitled to be indemnified within 30 days after such third party claim is Finally Determined (or within such longer period as agreed to by the parties).

      (c) In the event an Action is brought by a third party in which the liability as between Centex and Cavco is alleged to be joint or in which the entitlement to indemnification hereunder is not determinable or as to which there has been a reservation of rights, the parties shall cooperate in a joint defense. Such joint defense shall be under the general management and supervision of the party which is expected to bear the greater share of the liability; provided, however, that neither party shall settle or compromise any such joint defense matter without the consent of the other. The costs of such joint defense shall be borne as the parties may agree, or in the absence of such agreement, such costs shall be borne by the party incurring such costs, subject to ultimate resolution pursuant to Article IX hereof.

                                  ARTICLE VII.

                                   CONDITIONS

      SECTION 7.1. Conditions. The obligations of Centex and Cavco to consummate the Distribution shall be subject to the fulfillment (or, if permissible under applicable law, the waiver by Centex) of the following conditions at or prior to the Distribution Date:

      (a) The Form 10 shall have become effective under the Exchange Act, and no stop order with respect thereto shall be in effect;

      (b) The Information Statement shall have been mailed to the holders of record of Centex Common Stock as of the Record Date;

      (c) The shares of Cavco Common Stock to be delivered in the Distribution shall have been approved for quotation on the Nasdaq National Market;

      (d) The transactions contemplated by Section 2.3 shall have been consummated on terms satisfactory to Centex in its sole discretion;

      (e) Each of the Ancillary Agreements shall have been executed and delivered by the Persons who are proposed to become parties thereto;

      (f) The Restated Cavco Charter and Restated Cavco Bylaws shall be in effect;

      (g) all consents, approvals and authorizations of any Governmental Entity required for the consummation of the Distribution and the other transactions contemplated hereby and by the Ancillary Agreements shall have been obtained and shall be in full force and effect, and such consents, approvals and authorizations shall be in form and substance satisfactory to Centex in its sole discretion;

      (h) no order, preliminary or permanent injunction or decree shall have been issued by any court or agency of competent jurisdiction or any other Governmental Entity and no other legal restraint or prohibition shall be in effect that prevents or makes unlawful the Distribution;

      (i) the Centex Board of Directors shall have received an opinion from a nationally recognized valuation firm, which opinion shall be in form and substance satisfactory to Centex in its sole discretion, and Centex shall otherwise be reasonably satisfied that, after giving effect to the Distribution,
(i) the present fair saleable value and the fair value of the assets of Centex and Cavco will exceed their liabilities; (ii) Cavco and Centex will be able to pay their debts as such debts mature during the normal course of business; (iii) Cavco will not have unreasonably small capital for the business in which it is and will be engaged; and (iv) the total assets of Centex will exceed its total liabilities, plus the amount that would be needed, if Centex were dissolved at the time of the distribution, to satisfy any preferential rights of stockholders whose preferential rights are superior to those receiving the distribution; and

      (j) Centex shall have received a ruling from the IRS to the effect that the Distribution will be a tax-free transaction for federal income tax purposes, and such ruling shall be in form and substance satisfactory to Centex in its sole discretion.

                                  ARTICLE VIII.

                               DISPUTE RESOLUTION

      SECTION 8.1. Application. Any dispute arising out of or relating to this Agreement, including the breach or termination hereof, shall be resolved in accordance with the procedures specified in this Article VIII, which shall be the sole and exclusive procedure for the resolution of any such disputes; provided, however, that a party may file a complaint to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary. Despite such action the parties will continue to participate in good faith in the procedures set forth in this Article VIII and each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, unless to do so would be impossible or impracticable under the circumstances. All negotiations between the parties pursuant to this Article VIII are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

The requirements of this Article VIII shall not be deemed a waiver of any right of termination under this Agreement.

      SECTION 8.2. Initial Discussions. Any dispute shall be first discussed by an appropriate senior executive officer of each of the parties or his or her designee. Any party may initiate such discussions by giving the other party written notice specifying in detail the nature of the dispute. Within 15 Business Days after delivery of the notice, the receiving party shall submit to the other a written response, including a statement of such party's position and a summary of arguments supporting such position. Within 10 Business Days (or such other period as agreed upon by the parties) after receipt of such response, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other shall be honored.

      SECTION 8.3. Appeal to Higher Management. If, in spite of such discussions, no mutually acceptable solution is reached within 30 Business Days after the delivery of one party's written request to the other party to discuss such dispute, any such dispute shall be referred to the Chief Legal Officer of Centex and the Chief Executive Officer of Cavco.

      SECTION 8.4. Mediation. If the dispute is not resolved within 30 Business Days (or such other period as agreed upon by the parties) following the submission of the dispute to senior management pursuant to Section 8.3, the parties shall attempt to resolve the dispute employing non-binding mediation under the then-current CPR Mediation Procedure. If within 10 Business Days (or any other period agreed upon by the parties) after the commencement of such mediation the dispute still has not been resolved, each of the parties may commence arbitration proceedings pursuant to Section 8.5.

      SECTION 8.5. Arbitration. The parties hereto agree that all disputes, controversies or claims that may arise out of the transactions contemplated by this Agreement, or the breach, termination or invalidity thereof, shall be submitted to, and determined by, binding arbitration in accordance with the following procedures:

      (a) Either Centex or Cavco may submit a dispute, controversy or claim to arbitration by giving the other party written notice to such effect, which notice shall describe, in reasonable detail, the facts and legal grounds forming the basis for the filing party's request for relief. The arbitration shall be held before one neutral arbitrator in Dallas, Texas.

      (b) Within 30 days after the other party's receipt of such demand, Centex and Cavco shall mutually determine who the arbitrator will be. If the parties are unable to agree on the arbitrator within that time period, the arbitrator shall be selected by the

American Arbitration Association ("AAA"). In any event, the arbitrator shall have a background in, and knowledge of, transactions in the homebuilding or manufactured housing industries and shall otherwise be an appropriate person based on the nature of the dispute. If a person with experience in such matters is not available, the arbitrator shall be chosen from the retired federal judges pool.

      (c) The arbitration shall be governed by the Commercial Arbitration Rules of the AAA, except as otherwise expressly provided in this Section 8.5. However, the arbitration shall be administered by any organization mutually agreed to in writing by the parties. If the parties are unable to agree on the organization to administer the arbitration, it shall be administered by the AAA.

      (d) Discovery shall be limited to the request for and production of documents, depositions and interrogatories. Interrogatories shall be allowed only as to the names, last known addresses and telephone numbers of all persons having knowledge of facts relevant to the dispute and a brief description of that person's knowledge and the names, addresses and telephone numbers of any experts who may be called as an expert witness or who have been used for consultation. All discovery shall be guided by the Federal Rules of Civil Procedure. All issues concerning discovery upon which the parties cannot agree shall be submitted to the arbitrator for determination.

      (e) In rendering an award, the arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Delaware.

      (f) The decision of, and award rendered by, the arbitrator shall be determined no more than 30 days after the selection of the arbitrator and shall be final and binding on the parties and shall not be subject to appeal. Judgment on the award may be entered in and enforced by any court of competent jurisdiction.

      (g) Each party shall bear its own costs and expenses (including filing fees) with respect to the arbitration, including one-half of the fees and expenses of the arbitrator.

                                   ARTICLE IX.

                                  MISCELLANEOUS

      SECTION 9.1. Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and may be delivered by hand, by certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier service, or by facsimile transmission addressed as follows:

             If to Centex:

             Centex Corporation
             2728 North Harwood
             Dallas, Texas 75201
             Fax No.: (214) 981-6855
             Attention: Chief Legal Officer

             If to Cavco:

             Cavco Industries, Inc.
             1001 North Central Avenue
             Suite 800
             Phoenix, Arizona 85004
             Fax No.: (602) 256-6189
             Attention: Chief Executive Officer

      SECTION 9.2. Interpretation.

      (a) The article, section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said articles, sections or paragraphs. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Whenever a reference is made in this Agreement to a "party" or "parties," such reference shall be to a party or parties to this Agreement unless otherwise indicated. Whenever the context requires, the use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to include the plural (and vice versa). The use of the words "hereof" and "herein" and words of similar import shall refer to this entire Agreement and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context otherwise requires.

      (b) Each party hereto stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or any be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against the other, and that no party, including any drafting party, shall have the benefit of any legal presumption (including "meaning of the authors") or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

      (c) If this Agreement contains any terms and provisions (including, but not limited to, the provisions of Article VI) that govern or otherwise apply, or could be construed to govern or otherwise apply, to the preparation or filing of Tax Returns, the allocation of liability for Taxes or any other matter relating to the obligations of the parties with respect to Taxes or any Action arising in connection therewith, to the extent that any such terms and provisions are inconsistent in any respect with the terms and provisions of the Tax Sharing Agreement, the terms and conditions of the Tax Sharing Agreement shall control and shall be deemed to supersede the terms and provisions hereof.

      SECTION 9.3. Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 9.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement, except that the provisions of Article VI shall inure to the benefit of the Centex Indemnitees and the Cavco Indemnitees. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, which shall not be unreasonably withheld.

      SECTION 9.5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the conflict of laws rules thereof.

      SECTION 9.6. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

      SECTION 9.7. Entire Agreement. This Agreement and other Transaction Agreements constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth in the Transaction Documents has been made or relied upon by any party hereto.

      SECTION 9.8. Severability. If any one or more of the provisions contained in this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a declaration, the parties shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible. SECTION 9.9. Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement may be terminated and the Distribution amended, modified or abandoned at any time prior to the Distribution, without penalty or liability, by and in the sole discretion of Centex and without the approval of Cavco or of Centex's stockholders.

      SECTION 9.10. Survival. All covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

      SECTION 9.11. Expenses. Except as otherwise set forth in the Transaction Agreements, all costs and expenses incurred prior to or on the Distribution Date in connection with the preparation, execution and delivery of the Transaction Agreements, the preparation of the Information Statement (including any registration statement on Form 10 of which such Information Statement may be a part) and the consummation of the Distribution and the other transactions contemplated thereby shall be charged to and paid by AAA Holdings, CREC, International, Centex and Cavco on a pro rata basis in proportion to the net book value of their respective assets as of such date as Centex shall determine.

                            [Signature page follows]

            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                            CENTEX CORPORATION

                                            By:  /s/  MICHAEL S. ALBRIGHT
                                               ---------------------------------
                                               Name:  Michael S. Albright
                                               Title:  Senior Vice President

                                            CAVCO INDUSTRIES, LLC

                                            By:  /s/  JOSEPH H. STEGMAYER
                                               ---------------------------------
                                               Name:  Joseph H. Stegmayer
                                               Title:  President and C.E.O.

                                            CAVCO INDUSTRIES, INC.

                                            By:  /s/  JOSEPH H. STEGMAYER
                                               ---------------------------------
                                               Name:  Joseph H. Stegmayer
                                               Title:  President and C.E.O.